DESGROBOIS OPTION AGREEMENT

THIS AGREEMENT made and dated for reference the 6th day of November, 2018

BETWEEN:

MR. FAYZ YACOUB, of 6498-128B Street, Surrey, British Columbia V3W 9P4, Canada

(hereinafter called the "Optionor")

OF THE FIRST PART

AND:

MR. IAN ILSLEY, of 13th Floor, 110 Bishopsgate, London EC2N 4AD , United Kingdom

(hereinafter called the "Optionee")

OF THE SECOND PART

WHEREAS:

A.

The Optionor is the legal and beneficial owner of an undivided one hundred per cent (100%) interest in and to 30 mineral claims (The Desgrobois Vanadium/Titanium Property) representing 1,789.80 hectares (4,422.69 acres) situated in Quebec within NTS map sheets 31J/01 as more particularly described in Schedule "A" annexed hereto and forming a part hereof (hereinafter called the "Property");

B.

The Optionor has agreed to grant an exclusive option to the Optionee, entitling the Optionee to acquire an undivided one hundred per cent (100%) interest in and to the Property on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these presents and the sum of Ten Dollars ($10.00) now paid by each of the parties to each of the other parties hereto, the receipt and sufficiency of which is hereby acknowledged by each of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties, the parties hereby agree as follows:

DEFINITIONS

1.01

In this Agreement and in all Schedules attached to and made a part hereof, the following words and phrases shall have the following meanings, namely:

(a)

“Effective Date” means the date this Agreement has been executed by both parties;

(b)

“Expenditures” means the sum of all monies spent in prospecting, exploring, geological, geophysical and geochemical surveying, sampling, examining, diamond and other types of drilling, developing, dewatering, assaying, testing, constructing, maintaining and operating roads, trails and bridges upon or across the Property, buildings, equipment, plant and supplies, salaries and wages

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DESGROBOIS OPTION AGREEMENT

(including fringe benefits) of employees and contractors directly engaged therein, insurance premiums, and all other expenses ordinarily incurred in prospecting, exploring and developing mining lands;

(c)

“Net Smelter Returns” means the proceeds received by the Optionee from any smelter or other purchaser from the sale of any ores, concentrates or minerals produced from the Property after deducting from such proceeds the following charges only to the extent that they are not deducted by a smelter, a milling facility or other purchaser in computing the proceeds:

(i)

The cost of transportation of the ores, concentrates or minerals from the Property to such smelter, milling facility or other purchaser, including insurance and related transport;

(ii)

Any smelting, milling and refining charges, including penalties;

(iii)

Marketing and insurance costs;

(d)

"Option” means the grant by the Optionor to the Optionee set forth in paragraph 4.01 hereof;

(e)

"Property" means all of the mineral claims described in Schedule "A" hereto in respect of which the Option remains in effect and all other mineral property interests derived from any such mineral claims.  Any reference herein to any mineral claims or other mineral property interests comprised in the Property includes any other interests into which such mineral claims or other mineral property interests may have been converted;

(f)

Any reference to currency means currency of the United States of America.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

2.01

The Optionor represents and warrants to the Optionee that:

(a)

He is legally entitled to hold his interest in the Property and will remain so entitled until his interest in the Property has been duly transferred to the Optionee as contemplated herein;

(b)

He is, and at the time of any transfer to the Optionee of any interest in the Property will be, the legal and beneficial owner of the interest in the Property so transferred free and clear of all liens, charges and claims of others, and no taxes or rentals are due in respect thereof;

(c)

The mineral claims comprising the Property have been duly and validly located pursuant to the laws of the Province of Quebec and are recorded in the name set out on the attached Schedule “A”, and are in good standing in the office of the Mining Recorder on the date hereof and until the dates set out on the attached Schedule "A";

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DESGROBOIS OPTION AGREEMENT

(d)

There is no adverse claim or challenge against or to the ownership of or title neither to the Property, nor to his knowledge is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof;

(e)

To the best of his knowledge, there are no outstanding obligations or liabilities, contingent or otherwise, related to environmental, reclamation or rehabilitation work associated with the Property or arising out of exploration work, development work or mining activities previously carried out thereon;

(f)

The consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, any indenture, agreement or other instrument whatsoever to which he is a party or by which he is bound or to which he may be subject;

(g)

No proceedings are pending for, and he is not aware of any basis for the institution of any proceedings leading to, the placing of him in bankruptcy or subject to any laws governing the affairs of insolvent persons.

2.02

The Optionor acknowledges that the representations and warranties set forth in paragraph 2.01 hereof form a part of this Agreement and are conditions upon which the Optionee has relied in entering into this Agreement, and that these representations and warranties shall survive the acquisition of any interest in the Property hereunder by the Optionee.

2.03

The parties also acknowledge and agree that the representations and warranties set forth in paragraph 2.01 hereof are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE

3.01

The Optionee represents and warrants to the Optionor that:

(a)

Purchaser has the right, power, authority and capacity to execute and deliver this

Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof.

(b)

He has duly obtained all authorizations for the execution of this Agreement and for the performance of this Agreement by him, and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any agreement or other instrument whatsoever to which he is a party or by which he is bound or to which it may be subject;

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DESGROBOIS OPTION AGREEMENT

(c)

The Purchaser (either by himself or with his advisors) is

(i) experienced in making investments of the kind described in this

Agreement,

(ii) able, by reason of his business and financial experience to protect his own interests in connection with the transactions described in this

Agreement, and

(iii) able to afford the entire loss of his investment in the Property.

3.02

The parties also acknowledge and agree that the representations, warranties and covenants set forth in paragraphs 3.01 hereof are provided for the exclusive benefit of the Optionor, and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to his rights in respect of any other breach of the same or any other representation, warranty or covenant.

GRANT OF OPTION AND COMMITMENTS

4.01

The Optionor hereby grants to the Optionee the sole and exclusive right and option, subject to the terms of this Agreement, to acquire an undivided one hundred percent (100%) interest in and to the Property, free and clear of all claims, liens, charges and encumbrances, save and except for those set forth in this Agreement, on the following terms and conditions:

(a)

the Optionee making the following cash payments to the Optionor:

(i)

$25,000 within 5 business days of the Effective Date;

(ii)

$25,000 to be paid on or before the 20th of April, 2019

(iii)

An additional $35,000 on or before the first anniversary of the Effective Date;

(iv)

An additional $35,000 on or before the 20th of April, 2020

(v)

An additional $35,000 on or before the second anniversary of the Effective Date;

(b)

The Optionee allotting and issuing the following common shares in the capital stock of the public company listed on a recognized North American Exchange into which the Property is vended into (hereinafter the “Public Company”) to the Optionor:

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DESGROBOIS OPTION AGREEMENT

(i)

500,000 shares deliverable within 10 business days of the Property being vended into the Public Company

(ii)

An additional 500,000 shares on or before the 20th of April 2019

(iii)

An additional 500,000 shares on or before the first anniversary of the Effective Date;

(iv)

An additional 500,000 shares on or before the 20th of April, 2020

(v)

An additional 500,000 shares on or before the second anniversary of the Effective Date;

(c)

The Optionee incurring the following Expenditures totalling $400,000 over 2 years on the Property as follows:

(i)

$40,000 on or before October 31, 2019;

(ii)

$80,000 on or before the first anniversary of the Effective Date;

(iii)

An additional $280,000 on or before the second anniversary of the Effective Date;

           (d)

A two per cent (2.0%) Net Smelter Returns on all metals (hereinafter called the “Royalty”).

provided that in the event the amount of Expenditures incurred pursuant to either sub-paragraph 4.01(c)(i) or sub-paragraph 4.01(c)(ii) hereof exceeds the amount required to be expended pursuant to that particular sub-paragraph, such excess shall be applied as a credit to the Expenditures to be incurred pursuant to the next succeeding sub-paragraph.

(f)

The Optionor agrees and confirms that the cash payments to be made to the Optionor pursuant to sub-paragraphs 4.01 (a) (i), (ii), (iii), (iv) and (v) together with any shares issued pursuant to sub-paragraphs 4.01 (b) (i), (ii), (iii), (iv) and (v), together with any payments on account of the Royalty, will be 100% paid or issued to Mr. Fayz Yacoub.

(g)

No party shall sell, transfer or grant an option to a third party in respect of any of its rights or obligations under this Agreement without first receiving the prior written consent of each of the other parties hereto.

(h)

Payments to the Optionor may be made via wire as per the account details as set forth in Schedule B of this Agreement.

(i)

In the event that the property is not vended into the Public Company within a period of six months from the Effective Date then the Optioner at his sole discretion may either terminate this agreement or extend it for a further period of six months in consideration of a payment from the Optionee of the sum of $ 30,000.

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DESGROBOIS OPTION AGREEMENT

4.02

This Agreement represents an option only, and the Optionee shall be under no obligation to the Optionor hereunder, save and except in respect of the making by the Optionee of the cash payment provided for in sub-paragraph 4.01(a) hereof and the share issuance provided for in sub-paragraph 4.01(b) hereof.

4.03

Upon the Optionee having made each of the cash payments provided for in sub-paragraph 4.01(a) hereof, having allotted and issued all of the common shares in its capital stock provided for in sub-paragraph 4.01(b) hereof, and incurred all of the Expenditures provided for in sub-paragraph 4.01(c) hereof, the Option shall be deemed to be exercised and the Optionee shall have earned an undivided one hundred per cent (100%) interest in the Property, subject to the reservation in favour of the Optionor of two per cent (2.0%) of the Net Smelter Returns on all metals (hereinafter called the “Royalty”).

4.04

The Optionee will have the right at any time following the execution of this Agreement by both parties to purchase fifty per cent (50%) of the Royalty, equal to one per cent (1.0%) of the Net Smelter Returns, for the sum of Eight Hundred Thousand Dollars ($800,000) to be made in cash, as provided by notice in writing from the Optionee to the Optionor.

4.05

It is hereby declared, acknowledged and agreed by the parties hereto that the Optionee shall be entitled to claim all tax benefits, write-offs and deductions for expenditures made by the Optionee in respect of the Property and payments made by the Optionee to the Optionor that are not taken into account in determining the Net Smelter Returns.

4.06

Any Royalty payments to be made to the Optionor hereunder will be made quarterly within 30 days after the end of each yearly quarter based upon a calendar year commencing on the 1st day of January and expiring on the 31st day of December in any year in which production from the Property occurs.  Within 60 days after the end of each year for which the Royalty is payable, the records relating to the calculation of Net Smelter Returns for such year will be audited by the Optionee and any adjustments in the payment of the Royalty will be made forthwith after the completion of the audit.  All payments of the Royalty for a year will be deemed final and in full satisfaction of all the obligations of the Optionee in respect thereof if such payments or calculations thereof are not disputed by the Optionor within 60 days after receipt by the Optionor of these audited calculations.  The Optionee will maintain accurate records relevant to the determination of Net Smelter Returns and the Optionor, or its authorized agents, shall be permitted the right to examine such records at all reasonable times.

4.07

The determination of Net Smelter Returns and the Royalty payable hereunder is based on the premise that production will be developed solely on the Property, except that the Optionee will have the right to commingle ore mined from the Property with ore mined and produced from other properties, provided that the Optionee will adopt and employ reasonable practices and procedures for weighing, sampling and assaying, in order to determine the amounts of products derived from or attributable to that ore mined and produced from the Property.  The Optionee will maintain accurate records of the results of such weighing, sampling and assaying with respect to any ore mined and produced from the Property.  The Optionor or its authorized agents will be permitted the right to examine at all reasonable times such records pertaining to commingling of ore or to the calculation of Net Smelter Returns and the Royalty.

4.08

Notwithstanding any of the provisions of this Agreement, in the event the Optionee wishes to retain the Option in respect of some of the mineral claims comprised in the Property, and to terminate the Option in respect of the remaining mineral claims comprised in

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DESGROBOIS OPTION AGREEMENT

the Property, the provisions of paragraph 9.04 hereof will apply to the mineral claims in respect of which the Option is being terminated.

4.09

For purposes of paragraph 401(b), the Optionee shall agree to list the Desgrobois property on a recognized and reputable public exchange within a reasonable timeframe and carry with it all the obligations as set forth in this Agreement, specifically in paragraphs 401(a)(b)(c).

4.10

As set forth in paragraph 401(b), the Optionee will provide all required documentation to the Optionor as requested within a reasonable timeframe and not restrict the Optionor in any capacity from selling the shares in the open market, subject only to the limits required by the exchange.

TRANSFER OF PROPERTY

5.01

Upon the exercise by the Optionee of the Option, the Optionor shall cause to be delivered to the Optionee duly executed registerable transfers in favour of the Optionee of an undivided one hundred per cent (100%) interest in and to the Property, subject only to the Royalty.

5.02

The Optionee shall be entitled to record all transfers provided for in paragraph 5.01 hereof with the appropriate governmental office at its own cost and expense in order to effect the transfer of an undivided one hundred per cent (100%) interest in and to the Property into its name or the name of its nominee.

5.03

Any transfer of the Property by the Optionee to another public company before all share issuances have been issued under Paragraph 401(b) shall carry over to the successor public share issuances on the same terms as set forth on a 1 for 1 basis.

OBLIGATIONS OF THE OPTIONEE DURING THE OPTION PERIOD

6.01

The Optionee hereby covenants and agrees that for so long as the Option hereunder continues in full force and effect it will:

(a)

Maintain the Property in good standing by the doing and filing of applicable assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals and the performance of all other actions which may be necessary in that regard and in order to keep the Property free and clear of all liens and other charges except those at the time contested in good faith by the Optionee;

(b)

File all applicable assessment work carried out in respect of the Property to the allowable extent permitted under all applicable mining legislation;

(c)

Permit the Optionor or its duly authorized agents, upon reasonable prior notice to the Optionee, to have access to the Property in order to examine any work carried out by the Optionee, provided, however, that neither the Optionor nor its agents shall interfere or obstruct the operations of the Optionee, its servants and agents on the Property, and further provided that the Optionor or its agents shall enter upon the Property at their own risk and that the Optionor agrees to indemnify and save the Optionee harmless from all loss or damage of any nature or kind whatsoever in any way referable to the entry of, presence on, or activities of

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DESGROBOIS OPTION AGREEMENT

either the Optionor or its agents while on the Property, including, without limiting the generality of the foregoing, bodily injuries or death at any time resulting therefrom and damage to property sustained by any person or persons;

(d)

Deliver to the Optionor on or before March 31 in each year a report (including up-to-date maps if there are any) describing the results of work done on the Property in the last completed calendar year together with information on material results obtained;

          (e)

Conduct all work on or with respect to the Property in a careful and miner-like manner and in accordance with all applicable laws, regulations, orders and ordinances of any relevant governmental authority and indemnify and save the Optionor harmless from any and all claims, suits or actions made or brought against it as a result of work done by the Optionee on or with respect to the Property; the Optionor will not be responsible for any environmental damage caused by Optionee’s work misconduct.

(f)

Obtain and maintain, or cause any contractor engaged to conduct exploration work on the Property, to obtain and maintain, during any period in which such exploration work is carried out, adequate insurance.

6.02

Notwithstanding any of the provisions of this Agreement, the parties specifically agree that the Optionee will not be responsible for rectifying any environmental damage sustained on the Property prior to the date hereof.

RIGHT OF ENTRY

7.01

During the term of this Agreement, the Optionee as Operator and its servants, agents and independent contractors shall have the sole and exclusive right in respect of the Property to:

(a)

Enter thereon;

(b)

Have exclusive and quiet possession thereof;

(c)

Do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d)

Bring upon and erect upon the Property such buildings, plant, machinery, tools, appliances and/or equipment as the Optionee may deem advisable;

(e)

Remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

AREA OF MUTUAL INTEREST

8.01

An area of mutual interest located within two (2) kilometres of the existing exterior boundaries of each of the individual claims comprising the Property is hereby established (hereinafter called the “AMI”).  By executing this Agreement, each of the parties

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DESGROBOIS OPTION AGREEMENT

hereby covenants and agrees with the other party that any property interests or mineral rights which may be acquired by either of them located within the AMI subsequent to the Effective Date and during the term of this Agreement shall become part of the Property for the purposes of this Agreement, save as otherwise provided for herein.

8.02

If the Optionee acquires a property interest or mineral rights within the AMI as contemplated in paragraph 8.01 hereof, it shall notify the Optionor of such acquisition, and such property interest or mineral rights will become part of the Property for the purposes of this Agreement.

8.03

If the Optionor acquires a property interest or mineral rights within the AMI as contemplated in paragraph 8.01 hereof, it shall notify the Optionee in writing of the property interest or mineral rights acquired and the cost of acquisition thereof.  The Optionee shall then have thirty (30) days following the receipt by it of the foregoing notification to elect in writing to have the property interest or mineral rights included as part of the Property for the purposes of this Agreement.  If the Optionee does not so elect in writing within this thirty (30) day period, the Optionor shall be entitled to retain the property interest or mineral rights for its own account and such property interest or mineral rights will not form part of the Property and will not be subject to the terms of this Agreement.

8.04

If the Optionee does elect in writing to have the property interest or mineral rights included as part of the Property for the purposes of this Agreement as contemplated in paragraph 8.03 hereof, it will reimburse the Optionor one hundred percent (100%) of the Optionor’s cost of acquisition of the property interest or mineral rights acquired by a cash payment to be made contemporaneously with the giving by the Optionee of the notice to the Optionor that said property interest or mineral rights are to be included as part of the Property for the purposes of this Agreement.

TERMINATION OF OPTION

9.01

The Option shall terminate:

(a)

In the event the Optionee fails to advance any of the cash amounts provided for in sub-paragraph 4.01(a) hereof; or

(b)

In the event the Optionee fails to allot and issue any of the common shares in the capital stock of the Public Company provided for in sub-paragraph 4.01(b) hereof; or

(c)

In the event the Optionee fails to incur all of the Expenditures on the Property provided for in sub-paragraph 4.01(c) hereof; or

(d)

Upon receipt by the Optionor of notice from the Optionee that the Optionee is terminating the Option.

9.02

Notwithstanding the provisions of paragraphs 4.01 and 9.01 hereof, if at any time during the term of the Option the Optionee fails to advance to the Optionor any cash payment provided for in sub-paragraph 4.01 (a) hereof, or fails to allot and issue to the Optionor any of the common shares in its capital stock provided for in sub-paragraph 4.01(b) hereof, or fails to incur any of the Expenditures on the Property provided for in sub-paragraph 4.01(c) hereof, or is

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DESGROBOIS OPTION AGREEMENT

in breach of any representation or warranty contained herein, the Optionor may terminate this Agreement, but only if:

(a)

It shall have first given to the Optionee a notice of default containing particulars of the cash payment not advanced, the common shares not allotted and issued, the Expenditures not incurred or the representation or warranty breached; and

(b)

The Optionee has not, within fifteen (15) days following delivery of such notice of default, cured such default by (i) making the appropriate cash payment; or (ii) making the appropriate allotment and issuance of shares; or (iii) incurring the appropriate Expenditures; or (iv) commenced proceedings to cure such default in respect of the breach of any representation or warranty by appropriate performance (the Optionee hereby agreeing that should it commence to cure such default in respect of the breach of any representation or warranty it will prosecute the same to completion without undue delay).

9.03

Should the Optionee fail to comply with the provisions of sub-paragraph 9.02(b), the Optionor may thereafter terminate this Agreement, and the provisions of paragraph 9.04 hereof shall then be applicable.

9.04

If the Option in respect of any of the mineral claims comprised in the Property is terminated otherwise than upon the exercise thereof by the Optionee pursuant to paragraph 4.01 hereof (hereinafter called the "Terminated Claims"), the Optionee shall:

(a)

Leave the Terminated Claims in good standing for a period of least one (1) year from the termination of the Option in respect of the Terminated Claims;

(b)

Leave the Terminated Claims free and clear of any liens, charges or encumbrances arising from the Optionee's activities on the Terminated Claims; and

(c)

Deliver at no cost to the Optionor within three (3) months of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Optionee with respect to the Terminated Claims and not theretofore furnished to the Optionor.

9.05

Notwithstanding the termination of the Option in respect of any Terminated Claims, the Optionee shall have the right, within a period of six (6) months following the termination of the Option in respect of the Terminated Claims, to remove from the Terminated Claims all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Terminated Claims by or on behalf of the Optionee, provided that any such buildings, plant, equipment, machinery, tools, appliances and supplies which have not been removed from the Terminated Claims by the Optionee within this six (6) month period shall thereafter become the property of the Optionor.

FORCE MAJEURE

10.01

If the Optionee is at any time during the term of this Agreement either prevented or delayed in complying with any provisions of this Agreement by reason of strikes, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations

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DESGROBOIS OPTION AGREEMENT

restricting normal operations, shipping delays or any other reason or reasons (other than lack of funds) beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

10.02

The Optionee shall give prompt notice to the Optionor of each event of force majeure under paragraph 11.01 hereof and upon cessation of such event shall furnish the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

CONFIDENTIAL INFORMATION

11.01

No information in respect of the activities carried out on the Property or any portion thereof by the Optionee during the currency of the Option hereunder shall be published by either the Optionor or the Optionee without the prior written consent of the other, but such consent in respect of the reporting or factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws.  In the event either the Optionor or the Optionee proposes to publish any such information, it shall first provide to the other written notice by facsimile of the information proposed to be published at least one business day prior to the publication of such information.  In the event the party receiving such written notice has not provided comments to the party sending such written notice within one business day of the receipt of such written notice, the other party will be free to publish such information without further reference to the party to whom such written notice was sent.

NOTICES AND PAYMENT

12.01

Any notice, demand, payment or other communication under this Agreement will be given in writing and must be delivered or sent by telecopier and addressed to the party to which it is being given at the following addresses:

(a)

To the Optionor:

Mr. Fayz Yacoub

6498 – 128 B Street

Surrey, British Columbia V3W 9P4 Canada

Facsimile No.: (604) 596-8592

Email Address: fayz@ontrackexploration.com

(b)

To the Optionee:

Mr. Ian Ilsley,

13th Floor, 110 Bishopsgate

London EC2N 4AD, United Kingdom

Email Address: ian.ilsley@meridian.mc

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DESGROBOIS OPTION AGREEMENT

13.02

If notice, demand, payment or other communication is sent by tele copier or is delivered, it will be deemed to have been received on the next business day following the day of transmission or delivery.

REGULATORY ACCEPTANCE

14.01

The parties acknowledge and agree that the potential issuance by the Optionee to the Optionor of common shares in the listed company’s capital stock as provided for in paragraph 4.01(b), hereof may be subject to the Optionee receiving acceptance therefor from the Canadian Stock Exchange or from any other stock exchange or quotation system on which the common shares of the Optionee are listed at the time of the proposed issuance of any such shares.  The Optionee agrees to submit this Agreement to the Canadian Stock Exchange or to any such other stock exchange or quotation system, together with all requisite supporting documents and any applicable filing fees, in order to apply for any such required acceptance.

FURTHER ASSURANCES

15.01

Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Agreement, including, without limiting the generality of the foregoing, the registration thereof against any of the mineral property interests comprising the Property at the request of either party.

TIME OF THE ESSENCE

16.01

Time shall be of the essence of this Agreement.

ENTIRE AGREEMENT

17.01

The parties hereto agree that the terms and conditions of this Agreement shall supersede and replace any other agreements or arrangements, whether oral or written, heretofore existing among the parties in respect of the subject matter of this Agreement.

COUNTERPARTS

18.01

This Agreement and any certificate or other writing delivered in connection herewith may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or such other writing, as the case may be, taken together, will be deemed to be one and the same instrument.  The execution of this Agreement or any other writing by any party hereto will not become effective until all counterparts hereof have been executed by all the parties hereto.

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DESGROBOIS OPTION AGREEMENT

EXECUTION BY EMAIL

19.01

Each of the parties hereto will be entitled to rely upon delivery by email of executed copies of this Agreement and any certificates or other writings delivered in connection herewith, and such facsimile copies will be legally effective to create a valid and binding agreement among the parties in accordance with the terms and conditions of this Agreement.

GOVERNING LAW

20.01

This Agreement shall be governed by and construed in accordance with the laws of the British Columbia and the federal laws of Canada applicable therein.

ENUREMENT

21.01

This Agreement shall ensure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

SIGNED and DELIVERED by MR. FAYZ YACOUB in the presence of: Signature of Witness Name of Witness – please type or print Address of Witness – please type or print	) ) ) ) ) ) ) ) )	MR. FAYZ YACOUB
SIGNED and DELIVERED by MR. IAN ILSLEY in the presence of Signature of Witness Name of Witness – please type or print Address of Witness – please type or print	) ) ) ) ) ) ) ) )	MR. IAN ILSLEY

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DESGROBOIS OPTION AGREEMENT

SCHEDULE "A" TO THE AGREEMENT MADE AND DATED FOR REFERENCE THE 6th DAY OF NOVEMBER, 2018 BETWEEN MR. FAYZ YACOUB AND MR. IAN ILSLEY

The following is an area map and specific legal descriptions of the mineral claims in respect of which the Optionee has been granted the Option to acquire an undivided one hundred per cent (100%) interest, subject only to the Royalty, all of which mineral claims are located in Quebec:

DESGROBOIS PROPERTY

Schedule A

TITL NUMBER	ROW	COLUMN	AREA (HEC)	EXPIRY DATE
CDC 2519511	12	16-2	59.65	2020/06/05
CDC 2519512	12	17-2	59.65	2020/06/05
CDC 2519513	10	17-2	59.66	2020/06/05
CDC 2519514	11	17	59.66	2020/06/05
CDC 2519684	09	16	59.67	2020/06/12
CDC 2519685	11	16-2	59.66	2020/06/12
CDC 2519686	13	16	59.64	2020/06/12
CDC 2519687	13	17-2	59.64	2020/06/12
CDC 2520082	09	06	59.67	2020/06/27
CDC 2520083	09	07	59.67	2020/06/27
CDC 2520084	09	08	59.67	2020/06/27
CDC 2520085	09	11	59.67	2020/06/27
CDC 2520086	09	12	59.67	2020/06/27
CDC 2520087	09	13	59.67	2020/06/27
CDC 2520088	09	14	59.67	2020/06/27
CDC 2520089	09	15	59.67	2020/06/27
CDC 2520090	10	05	59.66	2020/06/27
CDC 2520091	10	06	59.66	2020/06/27
CDC 2520092	10	07	59.66	2020/06/27
CDC 2520093	10	08	59.66	2020/06/27
CDC 2520094	10	09	59.66	2020/06/27
CDC 2520095	10	10	59.66	2020/06/27
CDC 2520096	10	11	59.66	2020/06/27
CDC 2520097	11	03	59.65	2020/06/27
CDC 2520098	11	04	59.65	2020/06/27
CDC 2520099	11	05	59.65	2020/06/27
CDC 2520100	12	03	59.65	2020/06/27
CDC 2520101	12	04	59.65	2020/06/27
CDC PENDING	09	09	59.67	PENDING
CDC PENDING	09	10	59.67	PENDING

SCHEDULE "B" TO THE AGREEMENT MADE AND DATED FOR REFERENCE THE 6th DAY OF NOVEMBER, 2018 BETWEEN MR. FAYZ YACOUB AND MR. IAN ILSLEY

The following represents wire details for payments as set forth in Paragraphs 4.01(a), 4.01(c) and 4.01(d) to the Optionor. Each payment due to be made as to 50% to the Canadian account and 50% to the Egyptian account

WIRE DETAILS

Schedule B

Canadian Account

Bank Name: TD Canada Trust

Address: 700 W. Georgia Street, Vancouver, B.C, Canada

Bank # 004

Branch # 02850

Swift Code TDOMCATTTOR

Account # 751495

Name of Recipient: Fayz Yacoub

Home Address: 6498-128 B Street, Surrey, B.C, Canada

Egyptian Account

Bank Name: BARCLAYS BANK OF EGYPT

Bank Address: 1-EL GOMHORIA STREET, EL FAYOUM, EGYPT

Swift Code: BCBIEGCX

Account # /IBAN: 7066966

Name of Recipient: Fayz Yacoub

Home Address: 2 BORG EL SALAM- EL WARSHA STREET, EL FAYOUM, EGYPT

November 6, 2018